                                                                    Exhibit 99.1

                        CONSENT TO BE NAMED AS A DIRECTOR

                                       OF

                                COLT DEFENSE INC.

      The undersigned hereby consents to be named in the Registration Statement on Form S-1, and all amendments thereto, to be filed by Colt Defense Inc. (the "Company") in connection with the initial public offering of Common Stock of the Company, as a person who will become a director of the Company upon consummation of such initial public offering.

June 3, 2005

                                        /s/ LORD CHARLES GUTHRIE
                                        -----------------------------------
                                        Name: General the Lord
                                              Guthrie of Craigiebank